Exhibit 99.1

News Release
Investor Contact:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com
Media Contact:
Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com
Pam Easton, +1.281.209.7050, pamela.easton@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Third Quarter Results
HOUSTON, Texas (October 19, 2012) – Baker Hughes Incorporated (NYSE: BHI) announced today adjusted net income (a non-GAAP measure) for the third quarter of 2012 of $322 million or $0.73 per diluted share. This compares to adjusted net income of $1.18 per diluted share for the third quarter of 2011, and $1.00 per diluted share for the second quarter of 2012.
Adjusted net income for the third quarter of 2012 excludes an after-tax charge of $28 million ($0.07 per diluted share) related to internally developed software and other information technology assets. It also excludes an after-tax charge of $15 million ($0.03 per diluted share) related to the closure of a chemical manufacturing facility.
Adjusted net income for the third quarter of 2012 includes after-tax charges of $27 million ($0.06 per diluted share) for bad debt provisions in Latin America and Europe.
Net income attributable to Baker Hughes (a GAAP measure) for the third quarter of 2012 was $279 million or $0.63 per diluted share compared to $1.61 per diluted share for the third quarter of 2011, and $1.00 per diluted share for the second quarter of 2012. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.
Revenue for the third quarter of 2012 was $5.23 billion, up 3% compared to $5.06 billion for the third quarter of 2011 and remained relatively flat compared to $5.21 billion for the second quarter of 2012.
“For the third quarter, Baker Hughes' revenue was flat, despite a drop in U.S. and international rig counts,” said Martin Craighead, Baker Hughes' President and Chief Executive Officer. “However, our margins were impacted by the well-known imbalance in the North American Pressure Pumping business. Additionally, activity was less than planned in several key geomarkets for Baker Hughes, resulting in an unfavorable mix. The clearest example is Canada, where the seasonal return of activity was nearly 30 percent less than this time last year. Internationally, the collective rig count in Brazil, Colombia, and Norway was down 17 percent compared to the last quarter, and these are all meaningful markets for Baker Hughes. In the fourth quarter, activity levels in our International segments are projected to rebound.”
Craighead added, “Looking ahead, we are well positioned in growing and emerging markets. Our share in the Gulf of Mexico - the fastest growing deepwater market in the world - has taken a significant step forward through a series of wins this quarter with several major clients. In the North Sea, we are mobilizing to provide integrated drilling services for a very large contract. In the Middle East, we continue to strengthen our Integrated Operations capabilities, and also have been assigned work in the emerging Saudi Arabian unconventional market.”
Craighead continued, “We will continue investing in technologies, product lines and regions that strengthen the core of our business and supply chain. At the same time, we remain focused on increasing returns through a disciplined approach to capital investment.”

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Baker Hughes Announces Third Quarter Results

The Company recently made the decision to sell its Process and Pipeline Services (“PPS”) business. As a result, the Company has reclassified in all prior periods the revenue, expenses, cash flows, assets and liabilities of PPS to discontinued operations. PPS previously was a component of the Industrial Services segment, which now primarily consists of the Company's downstream chemicals and specialty polymers businesses.
The Company was cash flow positive in the third quarter of 2012, as cash increased by $215 million to $1.01 billion compared to the second quarter of 2012. Debt increased by $113 million to $5.15 billion compared to the second quarter of 2012.
Capital expenditures were $732 million, depreciation and amortization expense was $399 million, and dividend payments were $66 million in the third quarter of 2012.
Adjusted EBITDA (a non-GAAP measure) in the third quarter of 2012 was $924 million, down $66 million compared to the second quarter of 2012. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Table 5.

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2012	2011	2012
Revenue	$5,228	$5,064	$5,212
Costs and Expenses:
Cost of revenue	4,305	3,843	4,168
Research and engineering	117	115	126
Marketing, general and administrative	344	301	298
Total costs and expenses	4,766	4,259	4,592
Operating income	462	805	620
Interest expense, net	(49)	(58)	(50)
Loss on early extinguishment of debt	—	(40)	—
Income from continuing operations before income taxes	413	707	570
Income taxes	(143)	(9)	(144)
Income from continuing operations	270	698	426
Income from discontinued operations, net of tax	14	8	12
Net income	284	706	438
Net (income) loss attributable to noncontrolling interests	(5)	—	1
Net income attributable to Baker Hughes	$279	$706	$439

Amounts attributable to Baker Hughes:
Income from continuing operations	$265	$698	$427
Income from discontinued operations	14	8	12
Net income attributable to Baker Hughes	$279	$706	$439

Basic earnings per share:
Income from continuing operations	$0.60	$1.60	$0.97
Income from discontinued operations	0.03	0.02	0.03
Basic earnings per share attributable to Baker Hughes	$0.63	$1.62	$1.00

Diluted earnings per share:
Income from continuing operations	$0.60	$1.59	$0.97
Income from discontinued operations	0.03	0.02	0.03
Diluted earnings per share attributable to Baker Hughes	$0.63	$1.61	$1.00

Weighted average shares outstanding, basic	440	437	439
Weighted average shares outstanding, diluted	441	439	440
Depreciation and amortization expense	$399	$322	$370
Capital expenditures	$732	$627	$764

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Nine Months Ended September 30,
(In millions, except per share amounts)	2012	2011
Revenue	$15,708	$14,136
Costs and Expenses:
Cost of revenue	12,660	10,900
Research and engineering	366	331
Marketing, general and administrative	975	862
Total costs and expenses	14,001	12,093
Operating income	1,707	2,043
Interest expense, net	(153)	(164)
Loss on early extinguishment of debt	—	(40)
Income from continuing operations before income taxes	1,554	1,839
Income taxes	(479)	(434)
Income from continuing operations	1,075	1,405
Income from discontinued operations, net of tax	27	20
Net income	1,102	1,425
Net (income) attributable to noncontrolling interests	(5)	—
Net income attributable to Baker Hughes	$1,097	$1,425

Amounts attributable to Baker Hughes:
Income from continuing operations	$1,070	$1,405
Income from discontinued operations	27	20
Net income attributable to Baker Hughes	$1,097	$1,425

Basic earnings per share:
Income from continuing operations	$2.43	$3.22
Income from discontinued operations	0.06	0.05
Basic earnings per share attributable to Baker Hughes	$2.49	$3.27

Diluted earnings per share:
Income from continuing operations	$2.43	$3.21
Income from discontinued operations	0.06	0.04
Diluted earnings per share attributable to Baker Hughes	$2.49	$3.25

Weighted average shares outstanding, basic	440	436
Weighted average shares outstanding, diluted	441	438
Depreciation and amortization expense	$1,122	$951
Capital expenditures	$2,160	$1,624

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
(In millions)	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,007	$1,050
Accounts receivable - less allowance for doubtful accounts (2012 - $255, 2011 - $226)	5,003	4,794
Inventories, net	3,879	3,211
Other current assets	684	644
Assets of discontinued operations	707	646
Total current assets	11,280	10,345
Property, plant and equipment, net	8,225	7,245
Goodwill	5,612	5,637
Intangible assets, net	989	1,086
Other assets	650	534
Total assets	$26,756	$24,847
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,829	$1,774
Short-term debt and current portion of long-term debt	1,306	224
Accrued employee compensation	661	695
Other accrued liabilities	681	752
Liabilities of discontinued operations	55	56
Total current liabilities	4,532	3,501
Long-term debt	3,839	3,845
Deferred income taxes and other tax liabilities	602	810
Long-term liabilities	712	727
Equity	17,071	15,964
Total liabilities and equity	$26,756	$24,847

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2012	2011
Cash flows from operating activities:
Income from continuing operations	$1,075	$1,405
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	1,122	951
Other, primarily working capital	(1,250)	(1,674)
Net cash flows from operating activities	947	682
Cash flows from investing activities:
Expenditures for capital assets	(2,160)	(1,624)
Other	264	447
Net cash flows from investing activities	(1,896)	(1,177)
Cash flows from financing activities:
Net proceeds (payments) of debt	1,075	(112)
Dividends	(197)	(195)
Other	24	143
Net cash flows from financing activities	902	(164)
Effect of foreign exchange rate changes on cash	4	6
Decrease in cash and cash equivalents	(43)	(653)
Cash and cash equivalents, beginning of period	1,050	1,456
Cash and cash equivalents, end of period	$1,007	$803

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Baker Hughes Announces Third Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the third quarter of 2012 and 2011. There were no identified items requiring adjustment for the second quarter of 2012.

	Three Months Ended September 30, 2012
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$279	$0.63
Identified Items:
Information technology charges [2]	28	0.07
Facility closure [3]	15	0.03
Adjusted net income (non-GAAP)[1]	$322	$0.73

	Three Months Ended September 30, 2011
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$706	$1.61
Identified Item:
Tax benefit associated with reorganization [4]	(214)	(0.49)
Loss on early extinguishment of debt [5]	26	0.06
Adjusted net income (non-GAAP)[1]	$518	$1.18

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations. Reconciliation of net income attributable to Baker Hughes, a GAAP measure, to adjusted net income for historical periods can be found in the Supplemental Financial Information on the Company’s website at: www.bakerhughes.com/investor.

2	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
3	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
4	Noncash tax benefit of $214 million associated with the reorganization of certain foreign subsidiaries in the third quarter of 2011.
5	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment in the third quarter of 2011 of $500 million notes due 2013.

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Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	September 30,		June 30,
(In millions)	2012	2011	2012
Net income attributable to Baker Hughes	$279	$706	$439
Net income attributable to noncontrolling interests	5	—	(1)
Income from discontinued operations, net of tax	(14)	(8)	(12)
Income taxes	143	9	144
Income from continuing operations before income taxes	413	707	570
Interest expense, net	49	58	50
Earnings before interest and taxes (EBIT)	462	765	620
Depreciation and amortization expense	399	322	370
Earnings before interest, taxes, depreciation and amortization (EBITDA)	861	1,087	990
Adjustments to EBITDA:
Information technology charges [2]	43
Facility closure [3]	20
Loss on early extinguishment of debt [4]		40
Adjusted EBITDA	$924	$1,127	$990

	Nine Months Ended September 30,
(In millions)	2012	2011
Net income attributable to Baker Hughes	$1,097	$1,425
Net income attributable to noncontrolling interests	5	—
Income from discontinued operations, net of tax	(27)	(20)
Income taxes	479	434
Income from continuing operations before income taxes	1,554	1,839
Interest expense, net	153	164
Earnings before interest and taxes (EBIT)	1,707	2,003
Depreciation and amortization expense	1,122	951
Earnings before interest, taxes, depreciation and amortization (EBITDA)	2,829	2,954
Adjustments to EBITDA:
Information technology charges [2]	43
Facility closure [3]	20
Expenses related to Libya [5]		70
Loss on early extinguishment of debt [4]		40
Adjusted EBITDA	$2,892	$3,064

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Baker Hughes Announces Third Quarter Results

1
EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
3	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
4	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment in the third quarter of 2011 of $500 million notes due 2013.
5
Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter of 2011 as a result of civil unrest in Libya.

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Table 3: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	September 30,		June 30,
(In millions)	2012	2011[2]	2012
Segment Revenue
North America	$2,742	$2,721	$2,672
Latin America	583	570	604
Europe/Africa/Russia Caspian	866	863	925
Middle East/Asia Pacific	844	711	804
Industrial Services[3]	193	199	207
Total Operations	$5,228	$5,064	$5,212
Profit Before Tax
North America	$288	$602	$357
Latin America[4]	45	71	77
Europe/Africa/Russia Caspian[4]	104	103	156
Middle East/Asia Pacific	71	75	87
Industrial Services[3]	13	32	25
Total Operations	$521	$883	$702
Corporate and Other Profit Before Tax
Interest expense, net	(49)	(58)	(50)
Loss on early extinguishment of debt	—	(40)	—
Corporate and other	(59)	(78)	(82)
Corporate, net interest and other	(108)	(176)	(132)
Profit Before Tax	$413	$707	$570
Profit Before Tax Margin[1]
North America	11%	22%	13%
Latin America[4]	8%	12%	13%
Europe/Africa/Russia Caspian[4]	12%	12%	17%
Middle East/Asia Pacific	8%	11%	11%
Industrial Services[3]	7%	16%	12%
Total Operations	10%	17%	13%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
The revenue and profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and profit before tax for the two years ended December 31, 2011 have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

3
Quarterly revenue and profit before tax for the Industrial Services segment have been reclassified for all prior periods to exclude the discontinued operations of the Process and Pipeline Services business and are available online at: www.bakerhughes.com/investor in the financial information section.

4	Profit before tax and profit before tax margin include bad debt provisions of $22 million in Latin America and $7 million in Europe/Africa/Russia Caspian in the third quarter of 2012.

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Table 4: Charges Associated with Information Technology and Facility Closure1

Three Months Ended
(In millions)	September, 2012
Adjustments to Operating Profit Before Tax
North America	$33
Latin America	7
Europe/Africa/Russia Caspian	11
Middle East/Asia Pacific	10
Industrial Services	2
Total Operations	$63

1
Charges of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012. Charges associated with the closure of a chemical manufacturing facility in the United Kingdom were $20 million before-tax ($15 million after-tax) in the third quarter of 2012. The information technology assets and manufacturing facility supported our global operations. Therefore, these costs have been allocated to all segments. There were no identified items requiring adjustments for operating profit before tax for the second quarter of 2012 or the third quarter of 2011.

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Table 5: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding charges related to information technology, as well as the closure of a chemical manufacturing facility recorded in the third quarter of 2012 (see Table 4). There were no items requiring adjustment for the second quarter of 2012 or the third quarter of 2011.

	Three Months Ended
	September 30,		June 30,
(In millions)	2012	2011[2]	2012
Segment Revenue
North America	$2,742	$2,721	$2,672
Latin America	583	570	604
Europe/Africa/Russia Caspian	866	863	925
Middle East/Asia Pacific	844	711	804
Industrial Services[3]	193	199	207
Total Operations	$5,228	$5,064	$5,212
Operating Profit Before Tax[1]
North America	$321	$602	$357
Latin America[4]	52	71	77
Europe/Africa/Russia Caspian[4]	115	103	156
Middle East/Asia Pacific	81	75	87
Industrial Services[3]	14	32	25
Total Operations	$583	$883	$702
Operating Profit Before Tax Margin[1]
North America	12%	22%	13%
Latin America[4]	9%	12%	13%
Europe/Africa/Russia Caspian[4]	13%	12%	17%
Middle East/Asia Pacific	10%	11%	11%
Industrial Services[3]	7%	16%	12%
Total Operations	11%	17%	13%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income from continuing operations before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
The revenue and profit before tax of Reservoir Development Services was reclassified from the Industrial Services segment into the geographic operating segments at the beginning of 2012. Quarterly segment revenue and operating profit before tax for the two years ended December 31, 2011, have been reclassified to reflect this change and are available online at: www.bakerhughes.com/investor in the financial information section.

3
Quarterly revenue and profit before tax for the Industrial Services segment have been reclassified for all prior periods to exclude the discontinued operations of the Process and Pipeline Services business and are available online at: www.bakerhughes.com/investor in the financial information section.

4
Operating profit before tax and operating profit before tax margin include bad debt provisions of $22 million in Latin America and $7 million in Europe/Africa/Russia Caspian in the third quarter of 2012.

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Baker Hughes Operational Highlights

Recent contract awards have made Baker Hughes the leading provider of drilling services in the Gulf of Mexico, both in shallow and deep waters. This reflects Baker Hughes' track record of delivery excellence, having drilled through over 130 miles of salt in the Gulf of Mexico, and advanced technology offering, including OnTrakTM and TesTrakTM measurement-while-drilling services. In addition, Baker Hughes successfully ran new wireline formation evaluation technologies, significantly improving data quality and reducing deepwater rig time for multiple clients using GeoExplorer™ high resolution formation imager, our award winning MaxCOR™ rotary sidewall coring tool, and a new service for focused fluid sampling.
Statoil recently awarded Baker Hughes a $500 million two-year contract to provide integrated drilling services in offshore Norway. This contract will cover the delivery of drill bits, directional drilling, measurement and logging-while-drilling, mud-logging services, remote operations and integrated services for 25 offshore fields in the North Sea, Norwegian Sea and the Barents Sea.
The industry adoption of Baker Hughes' AutoTrak™ Curve rotary steerable system is continuing to gain momentum as reflected in the drilling of over one million feet in the United States during the last four months. At the end of the third quarter, the cumulative footage drilled with this system since its introduction in March 2011 has exceeded two million feet.
Only two years since the OilPump Service acquisition, Baker Hughes has recently reached a significant milestone of 8,000 wells under well management and leasing contracts in Russia. This demonstrates Baker Hughes' growing position with key Russian customers in the largest electric submersible pump market in the world.
Baker Hughes' high resolution StarTrak™ logging-while-drilling system recently contributed to significantly improve a large U.S. independent operator's return on investment for 12 wells in the Colorado Wattenberg Basin. Eliminating the need for time consuming dedicated wireline runs represented an operational efficiency improvement of 35 to 70 hours per well. The acquired critical borehole data regarding natural fractures offered the opportunity to significantly improve completion design and effectiveness.
Baker Hughes is expanding its presence in the growing East Africa petroleum province. With estimates of over 100 Tcf of gas in place, this region holds some of the largest global discoveries in recent years. By opening a new facility in Mozambique and mobilizing directional drilling, logging-while-drilling and wireline services, Baker Hughes is ideally positioned to address this growing deepwater market.
Baker Hughes deployed new generation Bi-Fuel Pressure Pumping units operating on both natural gas and diesel fuel in South Texas, leading to reduced fuel costs and emissions. This initiative is currently generating a wide interest from operators across the United States and expected to gain traction throughout 2013.
Supplemental Financial Information
Supplemental financial information can be found on our website at: www.bakerhughes.com/investor in the financial information section.
Conference Call
The Company has scheduled a conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Friday, October 19, 2012, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, please call the conference call operator at: 800-374-2469 in the United States, or 706-634-7270 for international calls. Please call in 20 minutes prior to the scheduled start time

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and ask for the “Baker Hughes Conference Call.”  A replay of the call will be available through Friday, November 2, 2012. The number for the replay is: 800-585-8367 in the United States, or 404-537-3406 for international calls, and the access code is: 59811229. To access the webcast, go to: http://www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward–looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2011; Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at: http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at: http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our

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ability to effectively manage our commercial agents.

Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 58,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.